Exhibit 99.1
NEWS RELEASE — for immediate release
Alexza Announces Preliminary Results from its AZ-104 (Staccato® Loxapine)
Phase 2b Trial in Patients with Migraine Headache
Conference Call Scheduled for Today — Monday, September 14, 2009
at 9:00 a.m. Eastern Time
Mountain View, California — September 14, 2009 - Alexza Pharmaceuticals, Inc. (Nasdaq: ALXA) today announced preliminary results from its 366 patient Phase 2b clinical trial of AZ-104 (Staccato® loxapine) in patients with migraine headache. Both AZ-104 dose groups trended towards statistical significance, but the study did not meet its primary endpoint, which was defined as pain-relief at the 2-hour time point, compared to placebo. There were no serious adverse events in the clinical trial, and AZ-104 was generally safe and well tolerated in this patient population.
“The failure to reach statistical significance on the primary endpoint is disappointing, as we were not able to reproduce the positive clinical findings from our AZ-104 Phase 2a proof-of-concept clinical trial,” said James V. Cassella, PhD, Senior Vice President, Research and Development at Alexza. “Loxapine is a drug that had not been previously studied in migraine patients, except for our earlier proof-of-concept study. As part of our collaboration with Symphony Allegro, we initiated this migraine program in 2007 to investigate whether loxapine might be a viable product candidate for migraine, due to the scientific rationale that loxapine’s primary mechanism of action (dopamine antagonism) has shown effectiveness in treating migraine.”
“We continue to be impressed with Staccato’s ability to safely and very accurately deliver a portfolio of drugs in a simple, one-breath, patient-controlled inhalation,” said Thomas B. King, President and CEO of Alexza. “The uniqueness of our Staccato technology allows us to examine medicines for both known and new indications, and we will continue to do so in a patient setting. Not every clinical trial will necessarily have positive findings. However, there is much value we can bring to patients through our Staccato technology, as evidenced by our late-stage, pre-NDA program with AZ-004 (Staccato loxapine, high dose) for the acute treatment of agitation.”
AZ-104 Phase 2b Clinical Trial Design
The AZ-104 Phase 2b clinical trial was an outpatient, multi-center, randomized, double-blind, single administration, placebo-controlled study. The study was designed to evaluate the treatment of a single migraine attack of moderate to severe intensity in each of approximately 360 migraine patients, with or without aura. Two doses of AZ-104 (1.25 mg and 2.5 mg) and placebo were evaluated in the clinical trial. The study enrolled a total of 366 patients: 125 patients in the placebo dose group, 121 patients in the 1.25 mg dose group, and 120 patients in the 2.5 mg dose group.

Patients rated their headache pain using the International Headache Society (IHS) 4-point rating scale. The primary efficacy endpoint was headache pain relief (headache pain rated as mild or none) at 2 hours post-dose. Secondary efficacy endpoints for the clinical trial included various additional measurements of pain relief, as well as effects on nausea, vomiting, phonophobia and photophobia. All results were considered statistically significant at the p < 0.05 level, as compared to placebo, and all analyses were made on an intent-to-treat basis. Safety evaluations were also made throughout the clinical trial period.
Primary Efficacy Endpoint
AZ-104 was numerically superior to placebo in pain-relief at 2-hours post-dose, but these differences were not statistically significant. Pain relief was observed in 56% of patients receiving the 2.5 mg dose (p=0.11) and 54% of patients receiving the 1.25 mg dose (p=0.12), as compared to 45% of patients receiving placebo.
Another commonly used measure of efficacy in migraine studies is the percentage of patients who are pain-free at 2 hours post-dose. Again, AZ-104 was numerically superior to placebo in this measure, but the differences were not statistically significant. Pain-free responders were 31% of the patients receiving the 2.5 mg dose and 27% of the patients receiving the 1.25 mg dose, as compared to 23% of the patients receiving placebo.
Conference Call Information
Alexza will host a conference call today, Monday, September 14, 2009 at 9:00 a.m. Eastern Time. A replay of the call will be available for two weeks following the event. The conference call and replay are open to all interested parties.
To access the conference call via the Internet, go to www.alexza.com, under the “Investor Relations” link. Please join the call at least 15 minutes prior to the start of the call to ensure time for any software downloads that may be required. Interested parties may also pre-register to avoid pre-call delays at https://www.theconferencingservice.com/prereg/key.process?key=PVQ6TNNCG.
To access the live conference call via phone, dial 888-680-0860. International callers may access the live call by dialing 617-213-4852. The reference number to enter the call is 93505561.
The replay of the conference call may be accessed via the Internet, at www.alexza.com, or via phone at 888-286-8010 for domestic callers or 617-801-6888 for international callers. The reference number for the replay of the call is 16727234.
About Alexza Pharmaceuticals, Inc.
Alexza Pharmaceuticals is a pharmaceutical company focused on the research, development and commercialization of novel, proprietary products for the acute treatment of central nervous system conditions. Alexza’s technology, the Staccato® system, vaporizes unformulated drug to form a condensation aerosol that, when inhaled, allows for rapid systemic drug delivery through deep lung inhalation. The drug is quickly absorbed through the lungs into the bloodstream, providing speed of therapeutic onset that is comparable to intravenous administration, but with greater ease, patient comfort and convenience.
AZ-004 (Staccato loxapine) is Alexza’s lead program, which is being developed for the acute treatment of agitation in schizophrenic or bipolar disorder patients. Alexza has completed and announced positive results from both of its AZ-004 Phase 3 clinical trials, and is projecting a New Drug Application submission in early 2010.
Alexza has completed an end-of-Phase 2 meeting with the FDA for AZ-001 (Staccato prochlorperazine) and has completed two Phase 2 studies with AZ-104 (Staccato loxapine, low-dose). Both product candidates are being developed for the acute treatment of migraine headache.
AZ-002 (Staccato alprazolam) has completed Phase 1 testing and one Phase 2a proof-of-concept clinical trial. Product candidates that have completed Phase 1 testing are AZ-003 (Staccato fentanyl) for the treatment of breakthrough pain and AZ-007 (Staccato zaleplon) for the treatment of insomnia. More information, including this and past press releases from Alexza, is available online at www.alexza.com.
Safe Harbor Statement
This press release includes forward-looking statements regarding the development, therapeutic potential and safety of AZ-104. Any statement describing a product candidate or Alexza’s goals, expectations or beliefs is a forward-looking statement, as defined in the Private Securities Litigation Reform Act of 1995, and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of developing and commercializing drugs. Alexza’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning Alexza’s business are described in additional detail in Alexza’s Annual Report on Form 10-K for the year ended December 31, 2008, and Alexza’s other Periodic and Current Reports filed with the Securities and Exchange Commission, including the risks under the headings: “If our product candidates fail to show a clinically significant benefit compared to placebo, they will not be approved for marketing” and “If our product candidates do not meet safety and efficacy endpoints in clinical trials, they will not receive regulatory approval, and we will be unable to market them”. Forward-looking statements contained in this announcement are made as of this date, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACTS:	Thomas B. King	August J. Moretti
	President & CEO	Senior Vice President and CFO
	650.944.7634	650.944.7788
	tking@alexza.com	amoretti@alexza.com